EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-101913 of Public Service Company of Colorado on Form S-4 of our report dated February 24, 2003, appearing in the Annual Report on Form 10-K of Public Service Company of Colorado for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 20, 2003